Exhibit 32.1

Certification of Chief Executive Officer

               Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Interpore International, Inc., a Delaware corporation (the “Company”), hereby certifies, to his knowledge, that:

(i)     the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2003, (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 8, 2003	/s/ DAVID C. MERCER

David C. Mercer Chairman of the Board and Chief Executive Officer

               A signed original of this written statement required by Section 906 has been provided to Interpore International, Inc. and will be retained by Interpore International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.